SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ________________


     Date of Report (Date of Earliest Event Reported) February 1, 2000


                      NORTH FORK BANCORPORATION, INC.
             (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-10458                36-3154608
 --------------------------     ------------------------    ----------------
(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
   of Incorporation)                                       Identification No.)


              275 Broad Hollow Road Melville, New York   11747
            (Address of Principal Executive Offices)   (Zip Code)


    (Registrant's Telephone Number, Including Area Code) (631) 298-5000




 ITEM 5.        OTHER EVENTS

           North Fork Bancorporation, Inc. ("North Fork") is party to an Amended and Restated Agreement and Plan of Merger dated as of August 16, 1999 (the "Merger Agreement") between North Fork and JSB Financial, Inc. ("JSB"). On January 14, 2000, a purported class action lawsuit was filed in the Court of Chancery of the State of Delaware entitled Wolfson v. JSB Financial, Inc., et al., Del. Ch., C.A. No. 17741, naming JSB, all of JSB's directors (the "individual defendants") and North Fork as defendants. The complaint alleges, among other things, breach of fiduciary duties of disclosure, care and loyalty by the individual defendants, North Fork's aiding and abetting of the individual defendants' alleged breaches of fiduciary duty, and breach of the Merger Agreement by North Fork. The complaint seeks, among other things, an order enjoining the proposed merger, an order requiring the defendants to issue corrective disclosure, a declaration that the individual defendants have breached and are in breach of their fiduciary duties, an order requiring that the individual defendants sell JSB to the highest bidder, the certification of the action as a class action, an award of unspecified damages to the class and other relief, including interest, attorneys' fees and costs associated with the action.

           On February 1, 2000, North Fork, JSB and the plaintiff entered into a Stipulation and Agreement of Compromise and Settlement (the "Settlement Agreement") which embodies the terms of a settlement reached by the parties with respect to the complaint. Pursuant to the terms of the Settlement Agreement, each of North Fork and JSB agreed to (i) provide supplemental disclosure to its stockholders, (ii) amend the Merger Agreement, and (iii) amend the Stock Option Agreement, dated as of August 16, 1999, between North Fork and JSB (the "Stock Option Agreement"), in each case in the manner described herein and as set forth in the exhibits filed herewith. Even though North Fork has at all times denied, and continues to deny, the allegations made against it in the complaint, North Fork entered into the Settlement Agreement in order to avoid the substantial expense, inconvenience and distraction involved in defending the litigation, to finally put to rest any and all claims set forth in the complaint and to proceed promptly with the proposed merger with JSB. The Settlement Agreement is subject to the approval of the Delaware Court of Chancery.

           Each of North Fork and JSB is mailing to its stockholders a supplement to the joint proxy statement-prospectus, dated January 11, 2000 (the "Joint Proxy Statement-Prospectus"), mailed to the stockholders of North Fork and JSB in connection with the special meeting of stockholders of JSB to be held on February 10, 2000 and the special meeting of stockholders of North Fork to be held on February 11, 2000 to consider and vote upon, among other things, the proposed merger of JSB with North Fork. A copy of the supplement is filed herewith as Exhibit 99.1.

           North Fork and JSB have amended Section 4.1 of the Merger Agreement. Prior to such amendment, Section 4.1 provided that JSB could not take certain actions relating to an "acquisition proposal" (as defined in the Merger Agreement) unless, among other things, the JSB board of directors, "after consultation with and based upon the written opinion of outside legal counsel, in good faith deems such action to be legally necessary for the proper discharge of its fiduciary duties." The amendment to Section 4.1 removes the part of this provision requiring that such determination by the JSB board of directors be based upon a written opinion of counsel. A copy of the amendment to the Merger Agreement is filed herewith as Exhibit 99.2. The full text of the Merger Agreement is set forth in Appendix A to the Joint Proxy Statement-Prospectus and is also filed as Exhibit 2.2 to North Fork's Current Report on Form 8-K filed on December 30, 1999.

           North Fork and JSB have also amended Section 13 of the Stock Option Agreement to reduce, from $30 million to $25 million, the limit on the aggregate profit realizable by North Fork from the option issued pursuant to the Stock Option Agreement and from any termination fees payable by JSB to North Fork pursuant to the Merger Agreement. A copy of the amendment to the Stock Option Agreement is filed herewith as Exhibit
 99.3. The full text of the Stock Option Agreement is set forth in Appendix B to the Joint Proxy Statement-Prospectus and is also filed as
 Exhibit 99.5 to North Fork's Current Report on Form 8-K filed on August 31,
 1999.


 ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS

 (c)  Exhibits

           99.1 Supplement, dated February 1, 2000, to the joint proxy statement-prospectus of North Fork Bancorporation, Inc. and JSB Financial, Inc., dated January 11, 2000

           99.2 Amendment, dated as of February 1, 2000, by and between North Fork and JSB to the Amended and Restated Agreement and Plan of Merger, dated as of August 16, 1999

           99.3 Amendment, dated as of February 1, 2000, by and between North Fork and JSB to the Stock Option Agreement, dated as of August 16, 1999



                                 SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NORTH FORK BANCORPORATION, INC.


                                    By: /s/ Daniel M. Healy
                                        ____________________________
                                        Name:  Daniel M. Healy
                                        Title: Executive Vice President
                                               and Chief Financial Officer



 Date: February 1, 2000




                               EXHIBIT INDEX



 Exhibit
 Number              Description
 --------            -----------

 99.1 Supplement, dated February 1, 2000, to the joint proxy statement-prospectus of North Fork Bancorporation, Inc. and JSB Financial, Inc., dated January 11, 2000

 99.2 Amendment, dated as of February 1, 2000, by and between North Fork and JSB to the Amended and Restated Agreement and Plan of Merger, dated as of August 16, 1999

 99.3 Amendment, dated as of February 1, 2000, by and between North Fork and JSB to the Stock Option Agreement, dated as of August 16, 1999